UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2010

BOOTS & COOTS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-13817	11-2908692
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7908 N. Sam Houston Parkway W. 5th Floor Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 931-8884

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On April 9, 2010, Boots & Coots, Inc., a Delaware corporation (“Boots & Coots”), Halliburton Company, a Delaware corporation (“Halliburton”), and Gradient, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Halliburton (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Boots & Coots will merge with and into Merger Sub, with Merger Sub surviving as a direct, wholly-owned subsidiary of Halliburton (the “Merger”).  The Merger Agreement and the Merger have been approved by the boards of directors of Boots & Coots and Halliburton.  Under the Merger Agreement, Boots & Coots stockholders will receive consideration valued at approximately $3.00 per share for each share of Boots & Coots common stock, par value $0.00001 per share, comprised of $1.73 in cash and $1.27 in shares of Halliburton common stock, par value $2.50 per share, subject to adjustment to achieve the intended tax consequences of the merger and subject to an election feature.  The Merger is subject to certain closing conditions, including expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

On April 16, 2010, David Contreras filed a purported class action lawsuit in the District Court of Harris County, Texas against Boots & Coots, current members of Boots & Coots’ Board of Directors, including its Chief Executive Officer (the “Individual Defendants”), Halliburton and Merger Sub (the “Contreras Suit”).  On April 16, 2010 Edgar L. Van Cott and J. David Schoepf filed a purported class action lawsuit in the District Court of Harris County, Texas against Boots & Coots, the Individual Defendants, Halliburton and Merger Sub (the “Van Cott Suit” and together with the Contreras Suit, the “Class Actions”).  The Class Actions, each brought by a purported stockholder of Boots & Coots, seek certification of a class of all holders of Boots & Coots’ common stock and allege, among other things, (1) the Individual Defendants have breached and continue to breach their fiduciary duties to the plaintiffs and members of the proposed class, (2) the Merger is unfair to the public stockholders of Boots & Coots as it underestimates the true value of Boots & Coots, (3) the Individual Defendants are pursuing a course of conduct that does not maximize the value of Boots & Coots, and (4) Boots & Coots and Halliburton aided and abetted the breaches of duties by the Individual Defendants.  The petitions associated with the Class Actions seek, among other things, an injunction prohibiting consummation of the Merger, attorneys’ fees and expenses and, in the case of the Van Cott Suit, rescission or damages in the event the Merger is consummated.

Boots & Coots expects that additional similar lawsuits relating to the Merger may be filed.  In addition, the petitions associated with the Class Actions (as well as any additional similar lawsuits) may be amended from time to time in the future.  If additional similar lawsuits are filed or the petitions referenced above are amended, Boots & Coots does not intend to announce the filing of any similar suits or amendments to the current petitions associated with the pending actions unless they contain allegations that are substantially distinct from those made in the pending actions.

Additional Information

STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT REGARDING THE MERGER WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  These documents should be read carefully before any decision is made with respect to the proposed transaction. These materials will be made available to the shareholders of Boots & Coots at no expense to them. Investors and security holders will be able to obtain the documents (when available) free of charge at the Securities and Exchange Commission’s web site, www.sec.gov.  In addition, such materials (and all other documents filed with the Securities and Exchange Commission (the “SEC”)) will be available free of charge at www.boots-coots.com or www.halliburton.com. These documents are not currently available. You may also read and copy any reports, statements and other information filed by Boots & Coots or Halliburton with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC's website for further information on its public reference room.

Boots & Coots, Halliburton and their respective directors and executive officers may, under the SEC rules, be deemed to be “participants” in the solicitation of proxies in connection with the proposed Merger. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the proxy statement/prospectus when it becomes available.

Forward-Looking Statements

Information set forth in this current report that are not historical statements, including statements regarding the Merger are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Boot & Coots’ control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the failure of the Merger to receive the approval of Boots & Coots’ stockholders; satisfaction of the conditions to the closing of the Merger; delays, costs and difficulties relating to the Merger; results of cash and stock elections of Boots & Coots’ stockholders; regulatory approvals and potential adverse proceedings by regulatory agencies; changes in government regulations and regulatory requirements, and the business, financial and operational risks described in Boots & Coots’ report on Form 10-K for the year ended December 31, 2009, recent current reports on Form 8-K, and other SEC filings which set forth some of the important risk factors identified that may affect the business, results of operations, and financial condition of Boots & Coots.  Boots & Coots undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Boots & Coots has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOOTS & COOTS, INC.

Date: April 22, 2010	By:	/s/	Cary Baetz
Cary Baetz
Chief Financial Officer